As filed with the Securities and Exchange Commission on
                                                      REGISTRATION NO.

                        SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933


                              APTA HOLDINGS, INC.
                              ------------------
         (Exact name of business issuer as specified in its charter)

            Delaware                             22-3662292
            --------                             ----------
     (State or other jurisdiction             (IRS Employer
Identification
         of incorporation)                               number)

           215 West Main Street, Maple Shade, New Jersey   08052
           ---------------------------------------------- -------
           (Address of principal executive offices)     (Zip code)

                    2000 STOCK OPTION AND STOCK ISSUANCE PLAN
                        --------------------------------
                             (Full title of the Plan)

                          Harry J. Santoro, President
                             Apta Holdings, Inc.
                            215 West Main Street
                           Maple Shade, NJ  08052
                               (856) 667-0600
                       --------------------------------
(Name, address and telephone number, including area code, of agent for service)

                                   with a copy to:

                             STEPHEN M. ROBINSON, ESQ.
                             STEPHEN M. ROBINSON, P.A.
                                172 Tuckerton Road
                            Medford, New Jersey  08055
                                 (856) 596-5530

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------
                                      Proposed      Proposed
                                      Maximum       Maximum
Title of Securities      Amount       Offering      Aggregate      Amount of
 to be Registered        to be          Price        Offering      Registration
                       Registered     Per Unit      Price          Fee


-------------------------------------------------------------------------------
Common Stock, $.001
  par value (2)        500,000 shares  $ 0.80(1)    $400,000       $105.60

TOTAL REGISTRATION FEE                                             $105.60


-------------------------------------------------------------------------------
(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $.80 per share (the average of the high and low prices of the Registrant's common stock as reported on the OTC Bulletin Board on June 13, 2001) for the 500,000 shares reserved for issuance under the 2001 Stock
     Option and Stock Incentive Plan ("2001 Plan").

(2) The amount being registered represents the maximum number of shares of
     Common Stock that may be issued by the Registrant upon the exercise of options and other stock-based awards granted or which may be granted under our 2001 Plan. Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable
     pursuant to the anti-dilution provisions of such plan.

PART II--INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement and are deemed to be a part hereof from the date of filing such documents by Apta
Holdings, Inc. (the "Corporation"):

    (a) The Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

    (b) The Corporation's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001;

    (c) The Corporation's proxy statement dated April 17, 2001 filed with the Securities and Exchange Commission on April 17, 2001; and

    (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The Company's legal counsel, Stephen M. Robinson, Esq., beneficially owns shares of common stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The by-laws of the Company provide that every person who is or was a director or officer, employee or agent of the Company, or any person who serves or has served in any capacity with any other enterprise at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by law. The Company shall indemnify the persons listed above against all expenses and liabilities reasonably incurred by or imposed on them in connection with any proceedings to which they have been or may be made parties, or any proceedings in which they may have become involved by reason of being or having been a director or officer of the Company, or by reason of serving or having served another enterprise at the request of the Company, whether or not in the capacities of directors or officers of the Company at the time the expenses or liabilities are incurred.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.  EXHIBITS.

Exhibit
Number              Description
-------             ------------

5       Opinion of Stephen M. Robinson, P.A.

4.1 2001 Stock Option and Stock Incentive Plan of the Registrant (filed as an exhibit to Registrant's proxy statement dated April 17, 2001 filed with the Securities and Exchange Commission on April
        17, 2001)

23.1    Independent Auditors' Consent

23.2    Legal Counsel Consent is contained in Exhibit 5


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the
Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Securities and Exchange Commission by the registrant pursuant to
Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Medford State of New Jersey on the 12th day of June, 2001.

APTA HOLDINGS, INC.


BY:            /s/ Harry J. Santoro
        ---------------------------------
               Harry J. Santoro, President

DATED:         June 12, 2001
        ---------------------------------

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                         Date
---------                         -----                         ----



BY:   /s/ Harry J. Santoro       President, Treasurer,         June 12, 2001
     ---------------------       CFO and Director              -------------
      Harry J. Santoro


BY:   /s/ Stephen M. Robinson    Vice President                June 12, 2001
     ------------------------     and Director                 -------------
      Stephen M. Robinson